Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation	Applied Micro Circuits Corporation
Bob Gargus	Tally Kaplan-Porat
Phone: (408) 542-8752	Phone: (408) 702-3139
E-Mail: rgargus@apm.com	E-Mail: tkaplan@apm.com

Thursday, July 28, 2011

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

FIRST QUARTER FISCAL 2012 FINANCIAL RESULTS

SUNNYVALE, Calif., — July 28, 2011—Applied Micro Circuits Corporation [NASDAQ: AMCC] (“AppliedMicro”) today reported its financial results for the first quarter of fiscal 2012, ended June 30, 2011.

•	Q1 2012 net revenues were $60.8 million, up 4% sequentially and up 0.1% year over year.

•	Q1 2012 GAAP net loss was $6.9 million or $0.11 per share compared to net loss of $4.0 million or $0.06 per share for the fourth quarter of fiscal 2011.

•	Q1 2012 non-GAAP EPS was $0.01 per share on net income of $0.6 million, compared to $0.04 per share on net income of $2.7 million, from continuing operations, for the fourth quarter of fiscal 2011.

•

Total cash, cash equivalents and short-term investments was approximately $142 million as of June 30, 2011 compared to $168 million as of March 31, 2011. The decrease in cash is mainly due to stock buyback contracts and investment in working capital.

•	During the quarter, the Company announced the introduction of the following products:

•

APM86491 a high-performance System-on-a-Chip (SoC) featuring a 1.2GHz PowerPC® 465 processing core for advanced Network Attached Storage (NAS), Wireless Access Point (WAP) and media gateway systems for the connected home market. The APM86491 offers twice the performance of competing devices, reduced bill-of-materials (BOM) cost and energy-efficient power consumption as low as 2.5W to bring enterprise-class performance to consumer systems.

•

APM86791 PacketPro™ Gen2 embedded processor aimed at growing network transport, enterprise and consumer markets. The APM86791 is designed to deliver the industry’s most advanced but cost effective network security measures for enhanced protection against intrusion threats, system hacking and theft of system-level intellectual property. The APM86791 leverages AppliedMicro’s SLIMpro™ Trusted Management Module (TMM) to offer multi-layered encryption and authentication capabilities that manufacturers and network administrators need to make systems impervious to the most sophisticated attacks on security keys, proprietary software code and hardware.

•

S28010 Gearbox integrated circuit devices for 100 Gigabit Ethernet CFP client optical interfaces. As the industry’s first single-chip CMOS offering, the S28010 enables cost-effective, power-efficient 100GBASE-R4 optical modules to expand connection speeds from 10Gbps to 100Gbps for high-end switching and routing equipment.

Net revenues for the first quarter of fiscal 2012 were $60.8 million compared to $58.6 million in the fourth quarter of fiscal 2011, representing a sequential increase of 3.8% and an increase of 0.1% over the $60.8 million in net revenues reported in the first quarter of fiscal 2011.

The net loss on a generally accepted accounting principles (GAAP) basis for the first quarter of fiscal 2012 was $6.9 million or $0.11 per share. The first quarter GAAP net loss compares with a net loss of $4.0 million or $0.06 per share for the fourth quarter of fiscal 2011 and a net income of $1.4 million or $0.02 per share for the first quarter of fiscal 2011.

Non-GAAP income from continuing operations for the first quarter of fiscal 2012 was $0.6 million or $0.01 per diluted share, compared to non-GAAP income from continuing operations of $2.7 million or $0.04 per diluted share in the fourth quarter of fiscal 2011 and non-GAAP net income from continuing operations of $8.3 million or $0.12 per diluted share for the first quarter of fiscal 2011.

“Although we achieved our revenue targets for the quarter we did experience unfavorable product mix primarily with anticipated “turns” revenue for the quarter. Despite the hit to our gross margins we continue to see a high level of interest in our products and technology and I remain convinced that the long term fundamental growth drivers of our business remain intact.” said Dr. Paramesh Gopi, President and Chief Executive Officer.

Bob Gargus, Chief Financial Officer commented, “The unexpected change in gross margin is disappointing and as a result we will take actions to rebalance our operating expenses while retaining focus on the delivery of our new high growth products.”

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, other-than-temporary impairment on investments, payroll taxes on certain stock option exercises and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, July 28, 2011 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2012 and to provide guidance for the second quarter of fiscal 2012. You may access the conference call via any of the following:

Teleconference:	866-314-4483
Conference ID:	92521966
Web Broadcast:	http://www.apm.com
Replay:	888-286-8010 (access code: 99958441, available through August 4, 2011)

AppliedMicro Overview

AppliedMicro is a global leader in energy conscious high performance computing and connectivity solutions for telco, enterprise, data center, consumer and SMB applications. AppliedMicro’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AppliedMicro, visit the company’s Web site at http://www.apm.com.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the Company’s focus, product cycles, design-win pipeline, strategic re-focus and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, increased supplier lead times and other supply chain constraints, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, successful integration and management of recently acquired businesses, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2011	March 31, 2011
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$141,850	$168,051
Accounts receivable, net	24,157	19,997
Inventories	26,746	26,561
Other current assets	20,534	16,784

Total current assets	213,287	231,393
Property and equipment, net	33,803	32,023
Goodwill	13,183	13,183
Purchased intangibles, net	20,774	23,388
Other assets	11,775	8,670

Total assets	$292,822	$308,657

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$24,232	$24,431
Other current liabilities	24,208	22,416

Total current liabilities	48,440	46,847
Stockholders’ equity	244,382	261,810

Total liabilities and stockholders’ equity	$292,822	$308,657

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
Net revenues	$60,844	$58,583	$60,810
Cost of revenues	26,331	25,476	22,485

Gross profit	34,513	33,107	38,325
Operating expenses:
Research and development	28,368	26,932	25,777
Selling, general and administrative	12,556	11,733	11,624
Amortization of purchased intangibles	1,099	1,713	1,005
Restructuring charges (recoveries), net	913	(34)	369

Total operating expenses	42,936	40,344	38,775

Operating loss	(8,423)	(7,237)	(450)
Interest and other income (expense), net	1,356	3,179	2,081

(Loss) income before income taxes	(7,067)	(4,058)	1,631
Income tax (benefit) expense	(190)	(47)	240

Net (loss) income	$(6,877)	$(4,011)	$1,391

Basic net (loss) income per share	$(0.11)	$(0.06)	$0.02

Shares used in calculating basic (loss) income per share	63,878	64,236	66,005

Diluted net (loss) income per share	$(0.11)	$(0.06)	$0.02

Shares used in calculating diluted (loss) income per share	63,878	64,236	68,735

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
GAAP net (loss) income	$(6,877)	$(4,011)	$1,391
Adjustments:
Stock-based compensation charges	4,178	3,774	3,846
Amortization of purchased intangibles	2,614	4,973	3,630
Restructuring charges (recoveries), net	913	(34)	369
Other-than-temporary investment impairment	(12)	(1,914)	(908)
Income tax adjustments	(209)	(129)	(17)

Total GAAP to Non-GAAP adjustments	7,484	6,670	6,920

Non-GAAP net income	$607	$2,659	$8,311

Diluted income per share	$0.01	$0.04	$0.12

Shares used in calculating diluted income per share	65,003	65,741	68,735

Net (loss) income per share:
GAAP (loss) income per share	$(0.11)	$(0.06)	$0.02
GAAP to non-GAAP adjustments	0.12	0.10	0.10

Non-GAAP net income per share	$0.01	$0.04	$0.12

Reconciliation of shares used in calculating non-GAAP income per share:
Shares used in calculating the basic (loss) income per share	63,878	64,236	66,005
Adjustment for dilutive securities	1,125	1,505	2,730

Non-GAAP shares used in calculating diluted income per share	65,003	65,741	68,735

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended
	June 30, 2011	March 31, 2011	June 30, 2010
GROSS PROFIT:
GAAP gross profit	$34,513	$33,107	$38,325
Amortization of purchased intangibles	1,515	3,260	2,625
Stock-based compensation expense	111	154	153

Non-GAAP gross profit	$36,139	$36,521	$41,103

OPERATING EXPENSES:
GAAP operating expenses	$42,936	$40,344	$38,775
Stock-based compensation expense	(4,067)	(3,620)	(3,693)
Amortization of purchased intangibles	(1,099)	(1,713)	(1,005)
Restructuring (charges) recoveries, net	(913)	34	(369)

Non-GAAP operating expenses	$36,857	$35,045	$33,708

INTEREST AND OTHER INCOME (EXPENSE), NET:
GAAP interest and other income, net	$1,356	$3,179	$2,081
Other-than-temporary investment impairment	(12)	(1,914)	(908)

Non-GAAP interest and other income, net	$1,344	$1,265	$1,173

INCOME TAX (BENEFIT) EXPENSE:
GAAP income tax (benefit) expense	$(190)	$(47)	$240
Income tax adjustments	209	129	17

Non-GAAP income tax expense	$19	$82	$257

RESEARCH AND DEVELOPMENT:
GAAP research and development	$28,368	$26,932	$25,777
Stock-based compensation expense	(2,388)	(2,288)	(1,971)

Non-GAAP research and development	$25,980	$24,644	$23,806

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$12,556	$11,733	$11,624
Stock-based compensation expense	(1,679)	(1,332)	(1,722)

Non-GAAP selling, general and administrative	$10,877	$10,401	$9,902

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended June 30,
	2011	2010
Operating activities:
Net (loss) income	$(6,877)	$1,391
Adjustments to reconcile net (loss) income to net cash (used for) provided by operating activities:
Depreciation	1,822	1,885
Amortization of purchased intangibles	2,614	3,630
Stock-based compensation expense:
Stock options	1,573	987
Restricted stock units	2,605	2,859
Tax benefit from other comprehensive income	(367)	—
Capitalization of prior years mask set costs	—	(1,177)
Net loss (gain) on disposals of property	10	(8)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(4,160)	2,686
Inventories	(185)	(2,010)
Other assets	(3,230)	225
Accounts payable	624	(1,183)
Accrued payroll and other accrued liabilities	1,825	1,718
Deferred revenue	(448)	230

Net cash (used for) provided by operating activities	(4,194)	11,233

Investing activities:
Purchases of short-term investments	(57,879)	(76,014)
Proceeds from sales and maturities of short-term investments	41,891	5,121
Purchase of property and equipment	(4,533)	(1,527)
Proceeds from sale of property and equipment	—	20
Purchase of strategic investment	(2,500)	—
Proceeds from sale of strategic investment	—	4,991
Funding of a note receivable	(1,000)	—

Net cash used for investing activities	(24,021)	(67,409)

Financing activities:
Proceeds from issuances of common stock	587	1,531
Funding of restricted stock units withheld for taxes	(2,172)	(2,132)
Repurchases of common stock	(3,097)	—
Funding of structured stock repurchase agreements	(10,000)	(10,000)
Funds received from structured stock repurchase agreements	—	10,273
Other	(111)	(10)

Net cash used for financing activities	(14,793)	(338)

Net decrease in cash and cash equivalents	(43,008)	(56,514)
Cash and cash equivalents at the beginning of the period	84,402	122,526

Cash and cash equivalents at the end of the period	41,394	66,012